[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.20

AMENDMENT NO. 2

TO THE

EXCLUSIVE LICENSE AGREEMENT

This AMENDMENT NO. 2 TO THE EXCLUSIVE LICENSE AGREEMENT (this “Amendment”), dated as of June 28, 2013 (the “Amendment Effective Date”), is made by and between AMGEN INC., a Delaware corporation having an address of One Amgen Center Drive, Thousand Oaks, California 91320-1799 (“Amgen”), and PINTA BIOTHERAPEUTICS, INC., a Delaware corporation having an address of 3260 Bayshore Blvd, Brisbane, California 94005 (“Licensee”).

WHEREAS, Amgen and Licensee entered into that certain Exclusive License Agreement, dated as of September 7, 2012 and amended as of October 22, 2012 (the “Agreement”), pursuant to which Licensee received certain rights to develop and commercialize the Products (as defined in the Agreement) and that certain Supply Agreement dated October 22, 2012, pursuant to which Amgen is performing for Licensee certain transitional fill/finish services relating to AMG 745, as amended (the “Supply Agreement”);

WHEREAS, Amgen and Licensee wish to update certain portions of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:

ARTICLE 1 - AMENDMENT

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or Supply Agreement, as applicable.

1.1	Amendment of Section 7.2(f). Section 7.2(f) shall be deleted in its entirety and replaced with the following: “All Product Lots and Finished Placebo provided to Company by Amgen pursuant to the Supply Agreement, as of the date each such Product Lot or Finished Placebo is provided to Company as set forth herein and in the Supply Agreement, have been manufactured, packaged, stored and labeled (as applicable) in accordance with cGMP and, with respect to Product Lots, the specifications set forth in the Specifications Schedule, and with respect to Finished Placebo, the specifications set forth in Exhibit C to the Quality Agreement;”.

1.2	Amendment of Section 8.1.1. Clause (d) of Section 8.1.1 shall be deleted in its entirety and replaced with the following: “(d) the death or injury of a person caused by the failure of the Product Lots or Finished Placebo delivered to Company hereunder and the Supply Agreement to be manufactured in compliance with cGMP or, with respect to Product Lots, the specifications set forth in the Specifications Schedule, and, with respect to Finished Placebo, the specifications set forth in Exhibit C to the Quality Agreement;”.

1.

1.3	The Parties agree that, for purposes of Section 8.1.2(c) (Indemnity by Company) of this Agreement, the Exploitation of the Product is deemed to include the Exploitation of Finished Placebo.

ARTICLE 2 - REFERENCE TO AND EFFECT ON THE AGREEMENT

2.1	Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.

2.2	Effectiveness of Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.

2.3	No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the Agreement, nor constitute a waiver of any provision of the Agreement.

ARTICLE 3 - MISCELLANEOUS

3.1	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of [*], as applied to agreements executed and performed entirely within [*], without regard to any applicable principles of conflicts of law. Each of the Parties hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of [*] for any matter arising out of or relating to this Amendment and the transactions contemplated hereby.

3.2	Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.

3.3	Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

Pinta Biotherapeutics, Inc.		Amgen Inc.

By:	/s/ Isaac Ciechanover	By:	/s/ William J. Rich
Name:	Isaac Ciechanover	Name:	William J. Rich
Title:	CEO	Title:	Vice President, Supply Chain

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.